UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 March 31, 1995
                                 --------------
                                 Date of Report


                          Players International, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Nevada                      0-14897            4175832
     --------------------------------------------------------------------
     (State or other jurisdiction     (Commission File     (IRS Employee
      of incorporation)                Number)              ID Number)


     3900 Paradise Road
     Suite 135
     Las Vegas, NV                                            89109
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     (Address of principal executive offices)               (Zip Code)


                                 (702) 792-9998
     --------------------------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets

         As previously reported in the Form 10-Q of Players International, Inc. ("Players") for the period ended December 31, 1994, Players agreed, subject to the receipt of regulatory approval, to acquire all partnership interests (the "Interests") in Showboat Star Partnership (the "Partnership"), a Louisiana general partnership that owns a fully equipped Las Vegas style riverboat casino which had operated as the Showboat Star Casino for the past one and one-half years on Lake Ponchartrain, Louisiana.

         Players acquired the Interests from certain subsidiaries of Showboat, Inc. for an aggregate purchase price of approximately $52 million, which was paid on March 31, 1995 and April 7, 1995, following the satisfaction of certain closing conditions. Following such acquisition, Players relocated the riverboat owned by the Partnership to Lake Charles, Louisiana, where it will be operated as Players' second riverboat casino in Lake Charles (the "Lake Charles Star Riverboat"). The Lake Charles Star Riverboat, which is anticipated to open on April 27, 1995, initially will operate with 21,730 square feet of gaming space on three air-conditioned decks with 778 slot machines and 45 table games for a total of 1,135 gaming positions.

Item 5.  Other Matters

         On April 17, 1995, Players issued $150 million in 10-7/8% Senior Notes due 2005 to qualified institutional buyers and institutional accredited investors pursuant to exemptions from registration under the Securities Act of 1933, as amended. The net proceeds received from such offering and existing cash balances will be used to finance the costs associated with the Lake Charles complex expansion (including the purchase price for the Interests); the completion of the Players Island Resort in Mesquite, Nevada; a joint venture with The Promus Companies Incorporated in Maryland Heights, Missouri; and additional amenities, attractions and riverfront parking at the Metropolis complex. To the extent the foregoing uses of funds exceed the sources noted above, Players intends to fund such requirements through cash flow from operations and borrowings under a proposed $120 million secured bank facility, for which Players and two commercial banks have executed a commitment letter and are in the process of completing definitive documentation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Players International, Inc.
                                              (Registrant)

                                        By: /s/ Peter J. Aranow
                                        --------------------------
                                        Peter J. Aranow
                                        Executive Vice President
                                        Chief Financial Officer

                                        By: /s/ Stephen K. Radusch
                                        --------------------------
                                        Stephen K. Radusch
                                        Controller (Principal
                                        Accounting Officer)

Date: April 26, 1995